                                                                    Exhibit 23.1
                                                                     Page 1 of 2


                        Consent of Independent Auditors


We consent to the incorporation by reference in the following registration statements of our report dated January 17, 1996, except for Note 2, as to which the date is April 9, 1996 with respect to the consolidated financial statements of CoreStates Financial Corp included in this Current Report on Form 8-K for the year ended December 31, 1995:

  (a) The Registration Statement (Form S-8, No. 33-5874), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 2-91176), the Registration Statement (Form S-8, No. 33-28808) and in the related prospectuses, each pertaining to the CoreStates Financial Corp Long-Term Incentive Plan,

  (b) The Registration Statement (Form S-8, No. 33-32934) and prospectus relating to the CoreStates Savings Plan,

  (c) The Registration Statement (Form S-3, No. 33-50324) pertaining to the CoreStates Financial Corp 1992 Long-Term Incentive Plan,

  (d) The Registration Statement (Form S-3, No. 33-57034) and prospectus and prospectus supplement pertaining to $1,000,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Shares, Common Stock, and Capital Securities, issuable by the Corporation,

  (e) The Registration Statement (Form S-3 No. 33-54049) and prospectus and prospectus supplement pertaining to $1,000,000,000 in aggregate amount of Debt Securities and warrants issuable by CoreStates Capital Corp and the related guarantees of the Corporation and Preferred Stock, Depository Shares and Common Stock issuable by the Corporation,

  (f) The Registration Statement (Form S-4, as amended by Form S-8, No. 33-48422) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Peoples Corporation,

  (g) The Registration Statement (Form S-3), as amended by Post Effective Amendment No. 2, No. 33-40717) and prospectus relating to shares of the Corporation Common Stock issuable pursuant to the CoreStates Dividend Reinvestment and Share Purchase Plan,

  (h) The Registration Statement (Form S-4, as amended by Form S-8, No. 33-51429) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Constellation Bancorp,

  (i) The Registration Statement (Form S-4, as amended by Form S-8, No. 33-53539) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Independence Bancorp, Inc.,

  (j) The Registration Statement (Form S-4, as amended by Form S-8, No. 33-55505) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Germantown Savings Bank,

  (k) The Registration Statement (Form S-4, No. 33-300067, as amended by Form S-8, No. 33-300067) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Meridian Bancorp, Inc.,

                                                                    Exhibit 23.1
                                                                     Page 2 of 2


                        Consent of Independent Auditors



(l) The Registration Statements (Form S-3, Nos. 33-54049 and 333-2297) and prospectus and prospectus supplement pertaining to $1,750,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation and Preferred Stock, Depository Shares and Common Stock issuable by the Corporation.


(m) The Registration Statement (Form S-3, No. 033-40717) and prospectus relating to shares of the Corporation's Common Stock issuable under the Dividend Reinvestment Plan,


(n) The Registration Statement (Form S-8, No. 333-02949) and prospectus relating to shares of the Corporation Common Stock issuable under the Meridian Savings Plan.



                                             /s/  Ernst & Young LLP

Philadelphia, Pennsylvania
June 13, 1996